NASDAQ: INM Suite 1445-885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Reports Third Quarter Fiscal 2026 Financial Results and
Provides Business Update

Vancouver, BC - May 6th, 2026 - InMed Pharmaceuticals Inc. ("InMed" or the "Company") (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today reports financial results for the third quarter of the fiscal year 2026 which ended March 31, 2026.

The Company's full financial statements and related MD&A for the third quarter ended March 31, 2026, are available at www.inmedpharma.com, www.sedarplus.com and at www.sec.gov.

"During the quarter, InMed reported additional preclinical data that further support the development of INM-901 for Alzheimer's disease through its targeting of neuroinflammation. Data from advanced human brain organoid systems demonstrated anti-neuroinflammatory effects consistent with findings observed across multiple in vivo and ex vivo studies," commented Eric A. Adams, InMed President and CEO.

Business Update

INM-901: Targeting the Modulation of Neuroinflammation in Alzheimer's disease
InMed's proprietary, disease-modifying, small molecule drug candidate INM-901 is a preferential signaling agonist of the CB1/CB2 receptors and continues to advance as a potential treatment for Alzheimer's disease with a primary focus on modulating neuroinflammation. During the quarter, InMed announced preclinical data demonstrating the effects of INM-901 in reducing neuroinflammation in 3D human brain organoid models of Alzheimer's disease.

The in vitro human organoid models represent some of the closest approximations to human brain tissue currently available, incorporating a complex cellular environment relevant to neurodegenerative disease. The organoids are composed of neurons, astrocytes, vascular cells and feature microglia, the brain's resident immune cells, and can be used to bridge the gap between traditional animal models and human clinical trials.

INM-901 was evaluated in two distinct human 3D organoid models: a general model of neuroinflammation induced with lipopolysaccharide ("LPS") and interferon-gamma ("IFN-γ"); and, Stem Pharm's proprietary neuroinflammation Alzheimer's disease model with specific features observed in Alzheimer's disease patients.

Key Observations included:

• INM-901 demonstrated significant reduction in neuroinflammation in Stem Pharm's LPS-induced model and in their Alzheimer's disease model. A dose-dependent reduction of key pro-inflammatory markers such as IL-6 and IL-8 was seen in both neuroinflammation models.

• Effects align with prior findings from an in vivo Alzheimer's model and an ex vivo LPS-induced neuroinflammation model.

• Provides supportive evidence of mechanistic translation from animal models to human tissue systems.

The consistency of INM-901's anti-inflammatory effects across in vivo animal models, ex vivo systems and now human 3D brain organoids provide increasing confidence in the compound's potential to translate into clinical benefit in humans with neuroinflammatory conditions.

Discontinued Operations

On March 4, 2026, the Company's board of directors ratified, confirmed and approved the decision of the board members of BayMedica to wind down and exit BayMedica's commercial operations business segment ("Commercial Operations"), which is the only revenue-generating commercial operations of the Company. BayMedica intends to substantially complete the wind down and exit prior to the end of its fiscal year ending June 30, 2026. During the interim period leading to the completion of operational wind down, BayMedica will continue its commercial operations including sales, marketing, limited manufacturing, and logistics.

Financial Commentary

Following the classification of the Commercial segment as discontinued operations, the Company has one reportable segment that constitutes consolidated results consisting of its operations. Unless otherwise noted, all activities and amounts reported in the following notes relate to the continuing operations of the Company and exclude activities and amounts related to discontinued operations.

For the three months ended March 31, 2026, the Company reported a net loss of $3.0 million, compared to a net loss of $2.1million in the same period the previous year. The increase was largely driven by higher expenses related to pharmaceutical research and development activities, as well as financing costs.

Pharmaceutical research and development for continuing operations were $1.0 million for the three months ended March 31, 2026, compared with $0.4 million for the three months ended March 31, 2025. The increase was primarily due to an increase in external contractors relating to our INM-901 program

General and administrative expenses for continuing operations were $1.7 million for the three months ended March 31, 2026, compared to $1.6 million the same period the previous year. The increase resulted primarily from a combination of changes including lower accounting fees, share-based payments fees, and shareholder communication fees.

As of March 31, 2026, the Company's cash, cash equivalents and short-term investments were $5.2 million, which compares to $10.8 million on June 30, 2025.

The Company reported no revenue from continuing operations for the period. The discontinued commercial operations generated revenue of $0.7 million during the period; however, its results are classified as discontinued operations and are presented separately from continuing operations.

Table 1. Consolidated Balance Sheet
Expressed in U.S. Dollars

	March 31,	June 30,
	2026	2025
	Unaudited	(As restated)
	$	$
ASSETS
Current
Cash and cash equivalents	5,158,932	10,743,430
Short-term investments	41,625	43,384
Prepaids and other current assets	617,211	319,547
Current assets of discontinued operations	1,070,313	1,760,918
Total current assets	6,888,081	12,867,279

Non-Current
Property, equipment and ROU assets, net	642,884	992,199
Intangible assets, net	1,498,473	1,620,562
Other assets	104,368	100,000
Total Assets	9,133,806	15,580,040

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	1,011,551	1,230,845
Current portion of lease obligations	389,381	435,507
Current liabilities of discontinued operations	810,334	173,438
Total current liabilities	2,211,266	1,839,790

Non-current
Lease obligations, net of current portion	30,766	305,755
Total Liabilities	2,242,032	2,145,545
Commitments and Contingencies (Note 9)

Shareholders' Equity
Common shares, no par value, unlimited authorized shares: 3,314,063 and 2,002,186 as of March 31, 2026 and June 30, 2025, respectively, issued and outstanding	92,578,071	91,221,174
Additional paid-in capital	38,144,484	39,322,644
Accumulated deficit	(123,959,350)	(117,237,892)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders' Equity	6,891,774	13,434,495
Total Liabilities and Shareholders' Equity	9,133,806	15,580,040

Table 2. Consolidated Statements of Operations
Expressed in U.S. Dollars

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
	$	$	$	$
Operating Expenses
Research and development	1,022,630	425,370	2,222,732	2,243,948
General and administrative	1,742,016	1,584,393	4,304,323	4,155,493
Amortization and depreciation	51,707	51,706	156,912	158,289
Foreign exchange loss	23,168	22,165	62,026	50,608
Total operating expenses	2,839,521	2,083,634	6,745,993	6,608,338

Other Income (Expense)
Interest and other income	47,770	16,565	215,914	104,195
Finance expense	-	-	-	(351,549)

Net loss from continuing operations before taxes	(2,791,751)	(2,067,069)	(6,530,079)	(6,855,692)
Income tax expense	-	-	-	-
Net loss from continuing operations	(2,791,751)	(2,067,069)	(6,530,079)	(6,855,692)

Discontinued operations:
Income (Loss) from discontinued operations	(174,585)	(53,861)	(191,379)	481,870
Income tax benefit	-	-	-	-
Loss from discontinued operations	(174,585)	(53,861)	(191,379)	481,870

Net Loss	(2,966,336)	(2,120,930)	(6,721,458)	(6,373,822)

Net loss per share for the period
Basic and diluted:
Continuing operations	(0.69)	(1.89)	(1.64)	(8.53)
Discontinued Operations	(0.04)	(0.05)	(0.05)	0.6
Net loss per share attributable to Common Stockholders - basic and diluted	(0.73)	(1.94)	(1.69)	(7.93)
Weighted average outstanding common shares
Basic and diluted	4,048,209	1,095,973	3,985,313	803,909

Table 3. Consolidated Statements of Cash Flows
Expressed in U.S. Dollars

	For the Nine Months Ended March 31,
	2026	2025
	$	$
Cash provided by (used in):

Operating Activities
Net loss	(6,721,458)	(6,373,822)
Items not requiring cash:
Amortization and depreciation	156,912	160,087
Share-based compensation	84,240	92,577
Amortization of right-of-use assets	291,245	243,555
Unrealized foreign exchange loss	27,730	44,876
Changes in operating assets and liabilities:
Prepaids and other currents assets	(294,825)	(61,581)
Other non-current assets	(4,368)	-
Accounts payable and accrued liabilities	(218,577)	(349,399)
Lease obligations	(327,395)	(315,221)
Operating cash flow used by discontinued operations	1,327,501	570,483
Total cash used in operating activities	(5,678,995)	(5,988,445)

Investing Activities
Sale of short-term investments	41,667	40,039
Purchase of short-term investments	(41,667)	(40,039)
Total cash used in investing activities	-	-

Financing Activities
Proceeds from the private placement	231,675	4,361,220
Share issuance costs	(137,178)	(264,559)
Total cash provided by financing activities	94,497	4,096,661
Decrease in cash and cash equivalents during the period	(5,584,498)	(1,891,784)
Cash and cash equivalents beginning of the period	10,743,430	6,571,610
Cash and cash equivalents end of the period	5,158,932	4,679,826

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:	-	-
Income taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Recognition of Right-of-use asset and corresponding operating lease	$-	$187,223

About InMed

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed's pipeline consists of three separate programs in the treatment of Alzheimer's, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T:  +1.604.416.0999

E:  ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about; the potential efficacy of INM-901, INM-901's ability to treat Alzheimer's, marketability and uses for INM-901; preclinical data demonstrating the effects of INM-901 in reducing neuroinflammation in 3D human brain organoid models of Alzheimer's disease. demonstrated significant reduction in neuroinflammation in Stem Pharm's LPS-induced model and in their Alzheimer's disease model.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed's stand-alone business is disclosed in InMed's Annual Report on Form 10-K, InMed's Quarterly Report on Form 10-Q and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.